UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2026

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Main and Franklin Streets, Johnstown, PA	15901
(address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock	ASRV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL, Inc. (the "Registrant") announced third quarter and first nine months of 2026 results through September 30, 2026. For a more detailed description of the announcement see the press release attached as Exhibit 99.1.

Item 8.01 Other events.

On October 20, 2026, the Registrant issued a press release announcing that its Board of Directors declared a $0.03 per share quarterly common stock cash dividend. The cash dividend is payable November 16, 2026 to shareholders of record on November 2, 2026. The press release, attached hereto as Exhibit 99.1, is incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press release dated October 20, 2026, announcing third quarter and first nine months of 2026 earnings through September 30, 2026 and quarterly common stock cash dividend.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

Date: October 20, 2026	By	/s/ Jeffrey A. Stopko
Jeffrey A. Stopko
President, Chief Executive Officer & Chief Financial Officer